EXHIBIT C

                       FORM OF AMENDMENT TO THE
         THIRD RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                  OF
                  PIONEER HI-BRED INTERNATIONAL, INC.


                              ARTICLE IV

         Article IV of the Articles of Incorporation shall be amended by replacing the following language of paragraph A:

              A. The aggregate amount of authorized capital stock of this Corporation shall be $150,000,000 divided into (i) 150,000,000 shares, consisting of one class designated as common and having a par value of One Dollar ($1.00) per share, with the following language:

              A. The aggregate amount of authorized capital stock of this Corporation shall be $600,000,000 divided into (i) 600,000,000 shares, consisting of one class designated as common and having a par value of One Dollar ($1.00) per share,










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